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                                                        EXHIBIT 1(c) TO FORM S-1
                                                        EXHIBIT 3(c) TO FORM N-4


                      FORM OF VARIABLE ANNUITY CONTRACTS
                  MARKETING AND DISTRIBUTION AGREEMENT BETWEEN
                  JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY,
                          AND JOHN HANCOCK FUNDS, INC.


          This Agreement is executed and effective on __________, 1996, between John Hancock Mutual Life Insurance Company a Massachusetts company, (hereinafter referred to as "Hancock"), and John Hancock Funds, Inc. ("JHFI"), a Delaware corporation. This Agreement establishes the relationship between Hancock and JHFI for the marketing and distribution of variable annuity contracts ("Contracts").

WHEREAS, Hancock and its wholly-owned subsidiary, John Hancock Variable Life Insurance Company ("JHVLICO"), a Massachusetts company are engaged in the issuance of variable annuity contracts in accordance with both the Federal securities laws and the laws of the states in which the Contracts have been qualified for sale. For the purposes of this Agreement, Hancock shall act on behalf of JHVLICO in the distribution of the Contracts.

WHEREAS, JHFI is a registered broker/dealer under the Securities Exchange Act of 1934 and a member in good standing of the National Association of Securities Dealers Inc.("NASD"); and

WHEREAS, Hancock desires to retain JHFI as principal distributor for distribution and marketing of the Contracts and JHFI desires to provide such services, the parties agree as follows:

1.        Authorization
          -------------

          1.1 Hancock, as principal underwriter of the Contracts under the State Insurance Laws, hereby authorizes JHFI, as the underwriter for the purposes of Federal and State Securities Laws, to solicit independent broker/dealers who are affiliated with, or are themselves, independent life insurance agencies and who will distribute and sell the Contracts. JHFI agrees to abide by all rules and regulations of the NASD, including its Rules of Fair Practice, and to comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies affecting the sale of the Contracts.

          1.2 JHFI shall market and distribute the Contracts through broker/dealers it has selected at its sole discretion. The broker/dealers shall offer the Contracts for sale to persons for whom the Contracts are suitable.
All applications are subject to the acceptance or rejection by Hancock or JHFI in their discretion.

          1.3 Hancock, in its sole discretion, may at any time and upon written notice withhold or withdraw the authority of JHFI and/or any broker/dealer to solicit applications for the Contracts. Upon such notice, JHFI agrees to immediately cease all

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such solicitations and to notify the broker/dealer(s) of
the withdrawal(s) of such authority. It is understood that Hancock retains the right to reject or terminate the authorization of any broker/dealer.

2.        Independence of Corporate Identities
          ------------------------------------

          This Agreement and the relationship established hereby do not constitute an agency, partnership, association or other merging of corporate identities between Hancock and JHFI. JHFI is an independent contractor and shall maintain SIPC coverage at all times during which this Agreement, or any provision hereof, is in effect.

3.        Duties of JHFI
          --------------

          3.1 Distribution of the Contracts
          ---------------------------------

          (a) JHFI shall use its best efforts to introduce and successfully sell John Hancock Contracts through national broker/dealers, regional broker/dealers, financial institution (bank) broker/dealers, and other broker/dealer firms.

          (b) Distribution is to occur only through qualified broker/dealers selected by JHFI and with whom JHFI has a properly executed Soliciting Dealer Agreement, the form of which is attached hereto as Appendix B. JHFI shall ensure that each broker/dealer is expressly advised that it will assume full responsibility for compliance with the NASD Rules of Fair Practice, applicable federal and state securities laws and regulations, and state insurance laws and regulations in connection with its offer, sale and servicing of the Contracts.

          (c) JHFI warrants that each broker/dealer, and each Registered Representative thereof, (hereinafter "Representatives") is (or at all times when legally required will be) licensed by the NASD and that all such Representatives are (or at all times when legally required will be) licensed as insurance agents, and appointed as such by JHVLICO or Hancock in the appropriate jurisdiction. Each broker/dealer shall be appointed by Hancock as an insurance broker only for the purposes contemplated by this Agreement. JHFI shall assume the initial expense where appropriate (subject to JHFI's sole discretion) of appointment of the representative as life insurance agents of Hancock. JHFI shall provide a copy of any existing life agent's insurance license and NASD registration to Hancock for each Representative.

          (d) JHFI is responsible for instructing each broker/dealer to offer the Contracts for sale in accordance with the prospectus describing the Contract.

          (e) JHFI, on behalf of the broker/dealer through whom a Contract is sold, will confirm in accordance with Rule 10b-10 under the Securities Exchange Act of 1934 (the "1934 Act") the initial allocation of a premium payment under the Contract and such other transactions as are required by Rule 10b-10 or applicable administrative interpretations thereof.

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          3.2 Services
          ------------

          JHFI, at its expense, shall provide the following services to broker/dealers. (JHFI may delegate certain servicing functions required under this Agreement to John Hancock Investor Services Corporation).

          (a) Initial and ongoing due diligence with respect to the Contracts and to provide broker/dealers with current due diligence reports upon request;

          (b) Provide assistance to the broker/dealers in arranging for the insurance appointment of the broker/dealer's licensed sales force;

          (c) Provide an 800 number customer service unit to render pre and post sales and servicing assistance to the broker/dealer and its staff with respect to Contracts;

          (d) Supply all prospectuses, any current supplements thereto, and product brochures as well as the relevant administrative forms for the processing of applications. Provide assistance and advice to the broker/dealers regarding the preparation of any other sales and marketing material, provided however, that the cost of any other such marketing material, including direct mail literature, special signage, or approved changes in the material supply, will be the broker/dealer's responsibility.

          (e) Notify broker/dealers of the issuance of any stop order or any Federal or state judicial or regulatory proceeding which would prevent the sale of Contracts in any state or jurisdiction.

          3.3 Accounting
          --------------


          (a) JHFI shall be responsible to Hancock for the collection of premiums by representatives. JHFI shall instruct the representatives to remit all premiums to Hancock, through JHFI or its designee, John Hancock Investor Services Corporation, immediately upon receipt, in such manner as shall be mutually agreed upon in writing by JHFI and Hancock, together with all applications and related information. All premiums shall be in the form of checks, money orders or electronic funds transfers payable to Hancock and shall be accompanied by listings identifying the applications to which they relate.

4.        Duties of Hancock
          -----------------

          4.1 Hancock, at its expense, shall be responsible for obtaining the approval of the forms of the applications and Contracts which are the subject of this Agreement from the applicable regulatory authorities.

          4.2 Hancock shall, at its expense, provide JHFI with all necessary Contract related forms, except those prepared and provided by JHFI, (including, but not limited to, applications, Contracts, prospectuses, administrative forms and due diligence materials.) In consultation with JHFI, Hancock shall determine the supply needed.

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          4.3 Hancock reserves the right to withdraw, change or modify any of the Contracts and/or applications covered by this Agreement and to withdraw wholly or in part from the marketing of Contracts in any state without incurring any liability or obligation to JHFI.

5.        Compensation
          ------------

          5.1 Hancock shall pay or shall cause JHVLICO to pay to JHFI, through John Hancock Insurance Agency, Inc., its wholly owned subsidiary and Massachusetts Corporation, duly licensed as an insurance agency in the Commonwealth of Massachusetts, the compensation in accordance with the schedule in Appendix A to this Agreement (attached hereto and specifically incorporated herein by this reference). Such payment shall constitute the sole and exclusive compensation payable by Hancock with respect to the Contracts issued hereunder and all services rendered under or in contemplation of this Agreement (Notwithstanding the preceding sentence, however, the parties may enter into one or more agreements that allocate among themselves differently the costs and expenses of performing their obligations under the Agreement). John Hancock Insurance Agency, Inc. shall, in turn, compensate JHFI, for performing its obligations hereunder.

          5.2 JHFI represents and warrants to Hancock that John Hancock Insurance Agency, Inc. will have and maintain all governmental approvals, licenses, authorizations, orders and consents that are necessary for it to receive the payments described in this Section 5.

          5.3 JHFI shall enter into selling agreements or Soliciting Dealer Agreements with qualified broker/dealers which require JHFI to pay commissions or other compensation to each broker/dealer. In such event, JHFI agrees that the payment of any such commissions or other compensation shall be the sole responsibility of JHFI upon transfer of such funds from Hancock.

          5.4 Compensation will be paid by JHFI to the independent broker/dealers through John Hancock Funds Insurance Agency, Inc.

6.        Indemnification
          ---------------

          6.1 JHFI agrees to indemnify and hold Hancock harmless from and against any loss, cost, expense, liability, claim or damage incurred by them (including, but no limited to, fines, penalties, and reasonable attorneys' fees) arising as a result of any action or inaction of JHFI or its officers or employees, or of any broker/dealer in connection with the marketing, sale, and distribution of the Contracts as contemplated by this Agreement and the related Selling Agreements.

          6.2 Hancock agrees to indemnify and hold JHFI harmless from and against any loss, cost, expense, liability, claim, or damage incurred by JHFI (including but not limited to, fines, penalties, and reasonably attorneys' fees) arising as a result of the form of the Contracts, applications, prospectuses, and Statements of Additional Information (but not including the Fund's Prospectus or Statement of Additional Information) or marketing materials created by Hancock related thereto.

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7.        Cooperation
          -----------

          7.1 Hancock and JHFI agree to cooperate with respect to investigating and settling all claims which may be made against Hancock, JHFI, or any broker/dealer involving the solicitation of applications for, sale or the servicing of the Contracts. JHFI shall promptly forward to Hancock any notices of claim or relevant information concerning a potential claim which may come into its possession, and shall promptly forward to Hancock any legal papers served involving such claim.

          7.2 JHFI shall immediately notify Hancock, and Hancock shall immediately notify JHFI, of the issuance by any regulatory body of any order with respect to its operation or business, or the initiation of any proceeding for any purpose relating to the sale of the Contracts, and of any other actions or circumstances that may prevent the lawful offer or sale of any of the Contracts in any state or jurisdiction. In addition, JHFI shall promptly advise Hancock if JHFI or John Hancock Insurance Agency, Inc. is or becomes subject to any proceedings or is sanctioned or suspended (i) by the Securities and Exchange Commission, or NASD, (ii) by any court, or (iii) by any regulatory authority.

          7.3 Hancock and JHVLICO, acting through Hancock, and JHFI agree to keep all records required by federal and state laws and regulations, to maintain books, accounts and records so as to clearly and accurately disclose the precise nature and details of the transactions, and to assist one another in the timely preparation of records. To the extent that such records maintained by JHVLICO, Hancock or JHFI (the "Maintaining Party") are necessary to satisfy the recordkeeping requirements imposed by federal securities laws and regulations on any other party to this Agreement (the "Responsible Party"), the Responsible Party hereby appoints the Maintaining Party as its agent for the purpose of keeping and maintaining such records. As required by Rule 31a-3 under the Investment Company Act of 1940 and Rule 17a-4(i) under the 1934 Act, such records will be the exclusive property of the Responsible Party, but that shall not preclude the Maintaining Party from having access to such data or records or keeping copies thereof for its own files; and, as the Responsible Party may request, the Maintaining Party shall, as soon as practicable, deliver to the Responsible Party or provide the responsible party with reasonable access to, data or records held by it for the Responsible party pursuant to this Agreement in a form mutually agreed to by such. Parties in order to comply with 1934 Act Rule 17a-4(i), with respect to books and records maintained or preserved subject thereto, the Maintaining Party hereby undertakes to permit examination of such books and records at any time or from time to time during business hours by Representatives or designees of the Securities and Exchange Commission ("SEC"), and to promptly furnish to the SEC or its designee true, correct, complete and current hard copy of any or all of any part of such books and records.

8.        Assignment and Delegation
          -------------------------

          No assignment of this Agreement or any commissions hereunder or any interest herein shall be valid unless authorized in advance in writing by an authorized officer of Hancock. Hancock may allocate or delegate any of its duties or obligations under this Agreement to any of its subsidiaries or affiliates.

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9.        Termination
          -----------

          9.1 Either party may terminate this Agreement with or without cause, by giving sixty (60) days written notice to the other party.

          9.2 This Agreement shall terminate automatically in the event the other party

          (a) ceases doing business and elects to be dissolved;

          (b) becomes insolvent or admits in writing its inability to pay its debts as they come due;

          (c) files a voluntary petition in bankruptcy or for reorganization or is adjudicated as a bankrupt or insolvent; or

          (d) has a liquidator, or trustee, or receiver appointed over it's affairs or a substantial portion of its assets, and such appointment shall not have been terminated and discharged within thirty (30) days.

          9.3 This Agreement shall automatically terminate when required by any governmental authority or court of law. If any law, regulation, or order or ruling of any governmental authority or court of law prohibits or makes illegal compliance by either party with any obligation hereunder, then this Agreement may be terminated by either party immediately upon written notice to the other party.

          9.4 This Agreement shall automatically terminate in the event the General Responsibility Agreement between John Hancock Mutual Life Insurance Company and John Hancock Funds, Inc. is terminated.

          9.5 Notwithstanding the foregoing, all conditions, duties, and obligations of this Agreement will remain in effect with respect to additional premium payments made under Contracts issued prior to the termination of this Agreement, including the payment of additional premiums under those Contracts.

10.       Notice
          ------

          All notices shall be deemed to have been given three (3) days after the date mailed in a United States Post Office, enclosed in a certified pre-paid envelope addressed to the respective parties at the addresses below or at such other addresses as may have been required in writing by either party to whom such notice is directed.

Hancock :                                     JHFI:
John Hancock Mutual Life Insurance Company    John Hancock Funds, Inc.
John Hancock Place                            101 Huntington Avenue
P.O. Box 111                                  Boston, MA  02119
Boston, MA  02117                             Attention:  Steve Blair
Attention:  Joseph Thomlinson

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11.       Waiver
          ------

          The failure to any party to insist, in any one or more instances, on performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any term, covenant, or condition, but the obligations of the parties with respect thereto shall continue in full force and effect.

12.       Entire Contract
          ---------------

          This Agreement, together with any other agreements referred to in Sections 5.1 and 9.4 above, constitutes the entire agreement between the parties. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part thereof or effect in any way the meaning or interpretation of this Agreement.

          No amendments of or other changes to this Agreement shall be valid unless signed by an authorized officer of each of the parties hereto.

13.       Choice of Law
          -------------

          The laws of the Commonwealth of Massachusetts shall govern all matters concerning validity, performance and interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate on the day and year first written above.

                                      John Hancock Mutual Life Insurance Company

                                      BY:
                                           ------------------------------------
                                      Title
                                           ------------------------------------
                                      John Hancock Funds, Inc.

                                      BY:
                                           ------------------------------------
                                      Title
                                           ------------------------------------




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                                   APPENDIX A

               Compensation Schedule for John Hancock Mutual Life
    Insurance Company Individual and Group Combination MVA/Variable Annuity
                                   Contracts

          1. JHFI, through John Hancock Funds Insurance Agency, Inc., shall be paid compensation at the rate of 100 basis points of the premiums received and accepted by Hancock with respect to any issued Contract subject to the Agreement of which this Appendix A forms a part, the application for which was solicited by a Registered Representative of a broker/dealer with whom JHFI has executed a Soliciting Agreement, the form of which is attached hereto as Appendix B. The compensation owed to JHFI hereunder shall be reduced by the amount of any compensation that has been deducted by the broker/dealer from any Hancock Individual Variable Annuity Premium Account or paid by Hancock directly to the broker/dealer pursuant to Schedule D of Appendix B hereto.

          2. In the event that any Contract is not issued or is fully canceled within any "Right to Cancel" provision in the Contract, or is fully surrendered within one year after issuance, Hancock will deduct from any future payments due under this Appendix A all compensation paid to the broker/dealer and JHFI with respect to such Contract. If the amount of any charge back under this paragraph 2 exceeds payments due under this Appendix A, then JHFI shall promptly pay Hancock the amount of the excess following Hancock's written request. JHFI is solely and ultimately responsible for collection and payment of the charge back to Hancock. If JHFI does not pay the charge back or excess in question to Hancock, then Hancock may deduct such charge back or excess from any payments otherwise due JHFI under any other agreement it may have with Hancock and seek any remedies available by law to collect any such charge back where payment cannot be collected under this Agreement.

          3. No compensation shall be payable to JHFI with respect to any issued Contract purchased with funds withdrawn from any Hancock annuity, life, long term care, disability or mutual fund product. In the event that any compensation is paid by Hancock for such a purchase, JHFI shall promptly pay Hancock the excess amount or John Hancock shall have the right to deduct said amount paid from any future payments due JHFI.

          4. If the Agreement to which this Appendix A forms a part terminates, no further payments of any kind will be made to JHFI except with respect to Contracts issued prior to the date of such termination. The obligations of Hancock with respect to compensation payable under paragraph one (1) of this Appendix A shall continue only with respect to additional premiums received and accepted by Hancock after the termination of the Agreement to which this Appendix A forms a part.